Exhibit 5.1




                  [Reed Weitkamp Schell Cox & Vice Letterhead]



                                  July 31, 1997






Res-Care, Inc.
10140 Linn Station Road
Louisville, Kentucky 40223

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Res-Care, Inc., a Kentucky corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 35,000 shares of the Company's Common Stock, no par value per share (the "Shares"), which were previously issued by the Company and are being registered for resale by the holder thereof.

     In this  capacity,  we have  examined  the  Company's  Amended and Restated
Articles of Incorporation and Bylaws, the Registration Statement, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion.

     Based on the foregoing, we are of the opinion and advise you that the Shares described in the Registration Statement have been duly authorized and are validly and legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

     We express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Kentucky and the federal laws of the United States. Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. Except as provided in the immediately preceding paragraph, this opinion is intended solely for your benefit and may not be relied upon, referred to or otherwise used by any person without our express written consent.

                                          Sincerely,



                                          Reed Weitkamp Schell Cox & Vice


                                          /s/ Reed Weitkamp Schell Cox & Vice
GRW/vlw